EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of Lattice Incorporated of our report dated September 19, 2006, relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Peter C. Cosmas Co., CPAs
Peter C. Cosmas Co., CPAs